UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2025

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626

 (Address of principal executive offices)

714-599-5000
(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Director

On January 9, 2025, the Board of Directors of El Pollo Loco Holdings, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Joe Taylor as a Class I independent director of the Company, effective January 13, 2025.

Mr. Taylor is expected to serve for an initial term expiring at the 2027 Annual Meeting, where he may be included as one of the director nominees for election at the 2027 Annual Meeting, or until his successor is duly elected and qualified. The election of Mr. Taylor fills one vacancy on the Company’s Board of Directors that was created as a result of an increase in the size of the Board from seven (7) to eight (8) directors. Upon recommendation of the Nominating and Corporate Governance Committee, the Board also appointed Mr. Taylor to the Audit Committee.

Mr. Taylor most recently served as executive vice president and chief financial officer at Brinker International, Inc. (“Brinker”) until his retirement in June 2024, Brinker is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy®. During his tenure at Brinker, Mr. Taylor served in various leadership roles in finance, investor relations, restaurant development, risk management, corporate affairs and communications for Brinker and its brands.  Prior to joining Brinker, Joe spent nearly 18 years in the banking industry in several client-related and corporate finance positions. Mr. Taylor actively engages with the restaurant industry and has held leadership positions with multiple trade associations. He is director emeritus of the National Restaurant Association and trustee emeritus of the National Restaurant Association Educational Foundation.

Mr. Taylor will receive the same compensation as is paid to other non-employee directors of the Company. There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which he was elected as a director of the Company.

Item 7.01 Regulation FD Disclosure

On January 13, 2025, the Company issued a press release entitled “El Pollo Loco Appoints Joe Taylor to the Board of Directors,” a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: January 13, 2025	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary

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